UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2005

Alico, Inc.

                             Florida                                      0-261                                                              59-0906081
        (State of other jurisdiction        (Commission                     (IRS Employer
         of incorporation)            File Number)                          Identification No.)

                    P.O. Box 338, La Belle, FL                                                                                      33975
                   (Address of principal executive offices)                                                                       (Zip Code)

Registrant's telephone number, including area code: (863) 675-2966

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other events.

Incorporated by reference is a press release issued by the Registrant on May 26, 2005, attached as Exhibit 99.1, announcing a canker find in one of its grove locations.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 - Press release announcing a canker find in one of its grove locations, dated May 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: May 26, 2005

By: /s/ John R. Alexander
           John R. Alexander
           Chief Executive Officer

Exhibit 99.1

NEWS RELEASE

ALICO, INC. ANNOUNCES CANKER FIND IN ONE OF ITS GROVE LOCATIONS

LaBelle, Fla., May 26, 2005--Alico, Inc., (NASDAQ:ALCO) one of the South’s best-known agribusiness companies operating in Central and Southwest Florida, and with approximately 141,000 acres in real estate holdings, was informed on May 25, 2005, by the Florida Department of Agriculture and Consumer Services that citrus canker was confirmed in Alico’s Lake Reedy grove located in Polk County, Florida. Citrus canker is a highly contagious bacterial disease of citrus that causes premature leaf and fruit drop. Citrus canker causes no threat to humans, animals or plant life other than citrus. In order to eradicate the disease, infected and exposed trees within 1900 feet of the canker find, must be removed and destroyed in accordance with Florida law.

John R. Alexander, Chairman and CEO of Alico, Inc. said, "We don’t know all the facts surrounding this canker find, but will be following closely the State’s guidance and rules. The canker was found on one side of a 250-acre grove. Although a canker find is very serious, the disease has not affected Alico’s other citrus acreage." This 250-acre grove represents approximately 2% of the Company’s 11,147 producing citrus acres. All of the trees in this grove are covered under the Federal Crop Insurance program. Reimbursements to be received under this coverage are expected to exceed the remaining book basis of the trees or $46 thousand.

Additionally under the Florida Canker Eradication Program, citrus may not be replanted on the property until it has been determined that the property has been canker free for two years. In, in light of this, the Company will evaluate the property for its best future use. The Lake Reedy grove is not contiguous to other Company groves.

About Alico

Alico, Inc., an agribusiness company operating in Central and Southwest Florida, owns approximately 141,000 acres of land located in Collier, Hendry, Lee and Polk Counties. The company is involved in various operations and activities including citrus fruit production, cattle ranching, sugarcane, sod production, and forestry. The Company also leases land for farming, cattle grazing, recreation and oil exploration, and is increasingly involved in exploring real estate development in and beyond its holdings.

Statements in this press release that are not statements of historical or current fact constitute ``forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.